UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2020
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01    Entry into a Material Definitive Agreement.
On May 20, 2020, Moleculin Biotech, Inc. (the “Company”) entered into an amendment (the "Amendment") to the Patent and Technology License Agreement dated April 2, 2012 entered into by and between Intertech Bio Corporation and The Board of Regents (the "Board") of The University of Texas System on behalf of The University of Texas M. D. Anderson Cancer Center ("UTMDACC"), as previously amended on October 19, 2015 ("Amendment 1") and November 1, 2018 ("Amendment 2" and collectively, the "WP122 Agreement"). The WP1122 Agreement was assigned to the Company on November 17, 2015. Pursuant to the WP1122 Agreement, the Company obtained a royalty-bearing, worldwide, exclusive license to intellectual property, including patent rights, related to its WP1122 portfolio and to the drug product candidate, WP1122. In consideration, the Company must make payments to UTMDACC including an up-front payment, license documentation fee, annual maintenance fee, milestone payments and minimum annual royalty payments for sales of products developed under the WP1122 Agreement. Pursuant to the WP1122 Agreement, the Board and UTMDACC have the right to terminate the WP1122 Agreement if the Company does not, within certain time periods: (i) file an Investigational New Drug Application with the FDA for a Phase I Study for a Licensed Product ("IND filing requirement"); and (ii) commence a Phase I Study for a Licensed Product ("Phase I study requirement"). Pursuant to the Amendment, the Company is required to meet the IND filing requirement within nine months of the date of the Amendment (the previous requirement was three years from the date of Amendment 1 and 18 months from the date of Amendment 2) and the Phase I study requirement within 2.5 years of the date of the Amendment (the previous requirement was five years from the date of Amendment 1 and 3.5 years from the date of Amendment 2); provided the Company has the right to extend such time periods for up to an additional 18 months by the payment of certain extension payments to UTMDACC.

Item 8.01    Other Events.

On May 27, 2020, Moleculin Biotech, Inc. (the "Company") issued a press release announcing that the US Food and Drug Administration ("FDA") has granted the Company’s request for a Pre-IND Meeting to provide guidance regarding the Company’s plan to study its drug candidate, WP1122, in a clinical trial for patients with COVID-19 (the disease caused by the SARS-CoV-2 coronavirus), in addition to providing a general update on the WP1122 development efforts.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Press Release dated May 27, 2020

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: May 27, 2020

By:    /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description

99.1        Press Release dated May 27, 2020

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